Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION OF ADAPTHEALTH CORP.

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 based upon the combined historical financial statements of AdaptHealth Corp. (“AdaptHealth”), Solara Medical Supplies, LLC (“Solara”) and AeroCare Holdings, Inc. and its subsidiaries (“AeroCare”), after giving effect to AdaptHealth’s acquisition of Solara on July 1, 2020 (the “Solara Acquisition”), and AdaptHealth’s acquisition of AeroCare on February 1, 2021 (the “AeroCare Acquisition”), and related adjustments described in the accompanying notes. An unaudited pro forma condensed combined balance sheet as of March 31, 2021 is not included in this filing since the accounting for the Solara Acquisition and the AeroCare Acquisition is already reflected in AdaptHealth’s historical consolidated balance sheet as of such date.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Solara Acquisition and the AeroCare Acquisition as if they had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	the audited historical financial statements of AdaptHealth and the notes thereto as included in the Form 10-K/A filed on April 30, 2021;
•	the unaudited historical financial statements of AdaptHealth and the notes thereto as included in the Form 10-Q filed on May 10, 2021;
•	the unaudited historical financial statements of Solara and the notes thereto as included in the Form 8-K filed on December 14, 2020; and;
•	the audited historical financial statements of AeroCare and the notes thereto as included elsewhere in this Form 8-K/A.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Solara Acquisition and the AeroCare Acquisition had been completed as of the dates set forth above, nor is it indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings resulting from favorable vendor pricing had AdaptHealth owned Solara and AeroCare in the periods indicated above, or any integration costs and benefits from restructuring plans.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	AdaptHealth	AeroCare	Pro Forma		AdaptHealth
(in thousands, except per share data)	Historical	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Net revenue	$482,119	$65,808	$-		$547,927
Costs and expenses:
Cost of net revenue	396,698	52,536	-		449,234
General and administrative expenses	56,632	16,120	(7,519)	(a)	65,233
Depreciation and amortization, excluding patient equipment depreciation	13,380	664	3,479	(b)	17,523
Total costs and expenses	466,710	69,320	(4,040)		531,990
Operating income (loss)	15,409	(3,512)	4,040		15,937
Interest expense, net	22,185	3,739	(2,871)	(c)	23,053
Loss on extinguishment of debt, net	4,213	-	-		4,213
Change in fair value of contingent consideration common shares liability	(1,965)	-	-		(1,965)
Change in fair value of warrant liability	(3,168)	-	-		(3,168)
Other income, net	(519)	(34)	-		(553)
Income (loss) before income taxes	(5,337)	(7,217)	6,911		(5,643)
Income tax expense	(1,695)	2,381	(2,478)	(d)	(1,792)
Net income (loss)	(3,642)	(9,598)	9,389		(3,851)
Income attributable to noncontrolling interests	324	-	-		324
Net income (loss) attributable to AdaptHealth Corp.	$(3,966)	$(9,598)	$9,389		$(4,175)
Net income (loss) per common share:
Basic	$(0.04)				$(0.03)
Diluted	$(0.08)				$(0.07)
Weighted average shares outstanding for net income (loss) attributable to AdaptHealth Corp.:
Basic	111,109	-	20,218	(e)	131,327
Diluted	115,995	-	20,218	(e)	136,213

(1)	Refer to Note 2 for reclassification of AeroCare historical information.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	AdaptHealth	Solara	AeroCare	Pro Forma		AdaptHealth
(in thousands, except per share data)	Historical	Reclassified (1)	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Net revenue	$1,056,389	$83,155	$695,189	$-		$1,834,733
Grant income	$14,277	$-	$8,057	-		22,334
Costs and expenses:
Cost of net revenue	898,601	70,834	574,093	-		1,543,528
General and administrative expenses	89,346	17,998	21,143	(15,129)	(f)	113,358
Depreciation and amortization, excluding patient equipment depreciation	11,373	3,587	8,307	42,121	(g)	65,388
Total costs and expenses	999,320	92,419	603,543	26,992		1,722,274
Operating income (loss)	71,346	(9,264)	99,703	(26,992)		134,793
Interest expense, net	41,430	7,367	15,301	11,907	(h)	76,005
Loss on extinguishment of debt, net	5,316	-	-	-		5,316
Change in fair value of contingent consideration common shares liability	98,717	-	-	-		98,717
Change in fair value of warrant liability	135,368	-	-	-		135,368
Other income, net	(3,444)	-	(255)	-		(3,699)
Income (loss) before income taxes	(206,041)	(16,631)	84,657	(38,899)		(176,914)
Income tax expense	(11,955)	-	20,833	(19,143)	(i)	(10,265)
Net income (loss)	(194,086)	(16,631)	63,824	(19,756)		(166,649)
Income attributable to noncontrolling interests	(32,454)	-	-	9,338	(j)	(23,116)
Net income (loss) attributable to AdaptHealth Corp.	$(161,632)	$(16,631)	$63,824	$(29,094)		$(143,533)
Net income (loss) per common share:
Basic and diluted	$(3.08)					$(1.55)
Weighted average shares outstanding for net income (loss) attributable to AdaptHealth Corp.:
Basic and diluted	52,488	-	-	39,838	(k)	92,326

(1)	Refer to Note 2 for reclassification of Solara and AeroCare historical information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—General Information

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that reflect the GAAP accounting for the Solara Acquisition and the AeroCare Acquisition (collectively, the “Acquisitions”), and are prepared to illustrate the estimated effects of the Acquisitions to the Company’s audited and unaudited historical consolidated financial statements.

AdaptHealth’s historical results reflect AdaptHealth’s unaudited consolidated statement of operations for the three months ended March 31, 2021 and audited consolidated statement of operations for the year ended December 31, 2020. Solara’s historical results reflect Solara’s unaudited consolidated statement of operations for the six months ended June 30, 2020. AeroCare’s historical results reflect AeroCare’s unaudited consolidated statement of income for the month ended January 31, 2021, and audited consolidated statement of income for the year ended December 31, 2020.

Description of the Solara Acquisition

On July 1, 2020, AdaptHealth acquired 100% of the equity interests of Solara. Solara is an independent distributor of continuous glucose monitors (“CGM”) in the United States and offers a comprehensive suite of direct-to-patient diabetes management supplies to patients throughout the country, including CGMs, insulin pumps and other diabetic supplies. AdaptHealth allocated the consideration paid to the estimated fair values of the net assets acquired on a provisional basis, including $12.1 million to cash, $17.4 million to accounts receivable, $14.4 million to inventory, $3.5 million to equipment and other fixed assets, $85.7 million to identifiable intangible assets (consisting of $60.0 million of payor contracts and $25.7 million of tradenames), $347.7 million to goodwill, $22.5 million to accounts payable and accrued expenses, and $2.9 million of net liabilities to other working capital accounts. The Solara Acquisition also included a contingent payment based on certain conditions after closing, which was determined to have an acquisition date fair value of $1.3 million which was recorded as a contingent liability in connection with AdaptHealth’s acquisition accounting for Solara. Based on the outcome of such conditions, AdaptHealth paid $1.4 million during the year ended December 31, 2020 to satisfy such contingent liability. Management of AdaptHealth will finalize the measurement of the separately identifiable assets acquired and the liabilities assumed at the acquisition date in accordance with the requirements of FASB ASC Topic 805, Business Combinations, as soon as practicable but no later than one year from the acquisition date.

Description of the AeroCare Acquisition

On February 1, 2021, AdaptHealth acquired 100% of the equity interests of AeroCare. AeroCare is a leading national technology-enabled respiratory and home medical equipment distribution platform in the United States and offers a comprehensive suite of direct-to-patient equipment and services including CPAP and BiPAP machines, oxygen concentrators, home ventilators, and other durable medical equipment products.

The total consideration consisted of (i) a cash payment of approximately $1.1 billion at closing, (ii) the issuance of 13,992,615 shares of AdaptHealth’s Class A Common Stock at closing, (iii) the issuance of 130,474.73 shares of AdaptHealth’s Series C Convertible Preferred Stock at closing, and (iv) the issuance of 3,959,892 options to purchase shares of AdaptHealth’s Class A Common Stock in the future, which had a weighted-average exercise price of $6.24 per share and a weighted-average remaining exercise period of approximately seven years from the date of closing. The Series C Convertible Preferred Stock liquidation preference was limited to its par value of $0.0001 per share. The Series C Convertible Preferred Stock participated equally and ratably on an as-converted basis with the holders of AdaptHealth’s Class A Common Stock in all potential cash dividends paid on the Class A Common Stock. The Series C Convertible Preferred Stock was non-voting. On March 3, 2021, AdaptHealth’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of AdaptHealth’s Class A Common Stock, representing equal to or greater than 20% of the outstanding common stock or voting power of AdaptHealth issuable upon conversion of the Series C Convertible Preferred Stock issued to the former equityholders of AeroCare, by removal of the conversion restriction that prohibited such conversion of Series C Convertible Preferred Stock. Following the receipt of the approval of AdaptHealth’s stockholders, the holders were able to elect to convert, and AdaptHealth was able to elect to effect a mandatory conversion of, each share of Series C Convertible Preferred Stock into 100 shares of AdaptHealth’s Class A Common Stock (subject to certain anti-dilution adjustments). AdaptHealth elected to effect a mandatory conversion of the Series C Convertible Preferred Stock, and the conversion of such shares of Series C Convertible Preferred Stock to 13,047,473 shares of AdaptHealth’s Class A Common Stock occurred on March 18, 2021. AdaptHealth allocated the consideration paid to the estimated fair values of the net assets acquired on a provisional basis, including $27.7 million to cash, $75.9 million to accounts receivable, $27.6 million to inventory, $163.5 million to equipment and other fixed assets, $138.2 million to identifiable intangible assets (consisting of $70.0 million of contractual rental agreements and $68.2 million of tradenames), $2.1 billion to goodwill, $82.7 million to accounts payable and accrued expenses, $63.7 million to deferred tax liabilities, and $20.9 million of net liabilities to other working capital accounts. Management of AdaptHealth will finalize the measurement of the separately identifiable assets acquired and the liabilities assumed at the acquisition date in accordance with the requirements of FASB ASC Topic 805, Business Combinations, as soon as practicable but no later than one year from the acquisition date.

Basis of the Pro Forma Presentation

Upon consummation of the Solara Acquisition and the AeroCare Acquisition, Solara and AeroCare have adopted AdaptHealth’s accounting policies.

Note 2—Reclassifications to Historical Financial Information of AeroCare and Solara

Certain balances and transactions presented in the historical financial statements of AeroCare and Solara included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of the financial statements of AdaptHealth as indicated in the tables below.

AeroCare Statement of Income Reclassifications for the Month Ended January 31, 2021

	As per Internal		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Costs and expenses:
Cost of net revenue	$25,784	$26,752	$52,536
General and administrative expenses	$-	$16,120	$16,120
Selling, general and administrative expenses	$43,169	$(43,169)	$-
Interest expense (income)	$3,740	$(1)	$3,739
Other income	$(332)	$298	$(34)

AeroCare Statement of Income Reclassifications for the Twelve Months Ended December 31, 2020

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Costs and expenses:
Cost of net revenue	$278,939	$295,154	$574,093
General and administrative expenses	$-	$21,143	$21,143
Selling, general, and administrative expenses	$319,693	$(319,693)	$-
Interest expense (income)	$15,329	$(28)	$15,301
Other income	$(3,679)	$3,424	$(255)

Solara Statement of Operations Reclassifications for the Six Months Ended June 30, 2020

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Net revenue	$84,878	$(1,723)	$83,155
Costs and expenses:
Cost of net revenue	$53,013	$17,821	$70,834
General and administrative expenses	$-	$17,998	$17,998
Depreciation and amortization, excluding patient equipment depreciation	$-	$3,587	$3,587
Selling, general and administrative expenses	$41,190	$(41,190)	$-
Interest expense (income)	$7,369	$(2)	$7,367
Other income	$(63)	$63	$-

Note 3—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three-month period ended March 31, 2021 and for the year ended December 31, 2020 are as follows:

(a)	Represents the elimination of AeroCare’s historical transaction costs relating to the AeroCare Acquisition.

(b)	Represents the elimination of AeroCare’s historical intangible amortization expense of less than $0.1 million, and increase of $3.5 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the AeroCare Acquisition.

(c)	Represents the elimination of AeroCare’s historical interest expense of $3.7 million, and increase of $0.8 million to reflect estimated incremental interest expense associated with AdaptHealth’s issuance of unsecured senior notes and senior secured borrowings in order to partially fund the cash portion of the purchase consideration in connection with the AeroCare Acquisition.

(d)	Represents adjustment to eliminate the historical tax expense of AdaptHealth and AeroCare and to record the estimated tax provision of the combined entities on a pro forma basis using a pro forma effective tax rate. However, the effective tax rate of the combined company could be different depending on post-acquisition activities.

(e)	Represents adjustment to the AdaptHealth historical weighted average basic and diluted common shares outstanding to include incremental shares issued in connection with the AeroCare Acquisition.

(f)	Represents the elimination of Solara’s historical transaction costs relating to the Solara Acquisition.

(g)	Represents the following adjustments: (1) elimination of Solara’s historical intangible amortization expense of $3.3 million; (2) elimination of AeroCare’s historical intangible amortization expense of $0.7 million; (3) increase of $4.3 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the Solara Acquisition, and (4) increase of $41.8 million to reflect estimated amortization expense associated with the estimated identifiable intangible assets related to AdaptHealth’s acquisition accounting for the AeroCare Acquisition.

(h)	Represents the following adjustments: (1) elimination of Solara’s historical interest expense of $7.4 million, (2) elimination of AeroCare’s historical interest expense of $15.3 million, and (3) increase of $34.6 million to reflect estimated incremental interest expense associated with AdaptHealth’s issuance of the unsecured senior notes and senior secured borrowings in order to partially fund the cash portion of the purchase consideration in connection with the AeroCare Acquisition.

(i)	Represents adjustment to eliminate the historical tax expense of AdaptHealth, Solara and AeroCare and to record the estimated tax provision of the combined entities on a pro forma basis using a pro forma effective tax rate. However, the effective tax rate of the combined company could be different depending on post-acquisition activities.

(j)	Represents the pro forma adjustment to the noncontrolling interest resulting from the Solara Acquisition and the AeroCare Acquisition.

(k)	Represents adjustment to the AdaptHealth historical weighted average basic and diluted common shares outstanding to include incremental shares issued in connection with the AeroCare Acquisition, and the shares issued in connection with the Solara Acquisition and related equity financing.